                                                                   EXHIBIT 10.25





January 19, 1998

Mr. F. Dixon McElwee
3036 Fondren
Dallas,  TX  75205

Re:      AGREEMENT AND GENERAL RELEASE

A special Severance Package will be made available to you by Cameron Ashley Building Products provided you agree to the terms of this Agreement and General Release.

1. The following Agreement is made between Cameron Ashley Building Products ("CABP") and F. Dixon McElwee ("EMPLOYEE", "YOU", "ME" OR "I"). In consideration for you agreeing to these terms, as described below, CABP will provide you with the following benefits, which you acknowledge represent greater benefits than you would otherwise be entitled to receive.

         o       COMPENSATION

You will continue to be employed as an employee of CABP during your service on the project outlined in the Addendum hereto, upon terms and conditions stated in the Addendum. After that time, your employment will cease and you will receive severance payments as provided below. You will receive twelve (12) months of severance at your current bi-weekly base rate of pay. Severance payments will be paid to you in bi-weekly salary continuation payroll checks commencing after completion of your project as defined in the attached Addendum, provided you sign this Agreement and General Release and seven (7) days pass from such date of signing.

                                                      EMPLOYEE INITIALS ________
                                                      CO. REP. INITIALS ________
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AGREEMENT & GENERAL RELEASE
JANUARY 19, 1998
PAGE 2

         All applicable deductions will be withheld from your severance checks. You will be eligible to participate in the CABP Executive Bonus Plan for fiscal year 1997, in accordance with the eligibility criteria stated therein (including the requirement that you remain an active employee at the time the bonus is paid), but not beyond. Should you find employment of any type prior to the end of your twelve (12) month severance period as defined above, the Company's obligation to continue severance payments to you shall cease effective that date.

         You acknowledge that other than the above-described compensation and that compensation provided in paragraph 11 below (stock options), you are not entitled to any compensation from CABP of any kind.

2. In return for the benefits listed in this document, I agree to release CABP as follows:

         I agree, on behalf of myself and all of my heirs or personal representatives to release Wm. Cameron & Co., CABP, Cameron Ashley Building Products (Cameron Division), Cameron Ashley Inc., and Cameron Ashley Building Products, Inc., and all subsidiaries of them, and all of their present or former officers, agents, employees, employee benefit plans and the trustees, administrators, fiduciaries and insurers of such plans from any and all claims for relief of any kind, whether known to me or unknown, which in any way arise out of or
         relate to my employment or the termination of       my employment at
         CABP, concerning events occurring at any time up through my last day of employment with CABP including, but not limited to, any and all claims of discrimination of any kind, including age discrimination.

         This settlement and waiver includes all such claims, whether under any applicable federal laws, including, but not limited to, the Federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, Texas Commission on Human Rights Act, Section 451 of the Texas Labor Code, breach of contract, defamation, intentional infliction of emotional distress or other tortious conduct, Americans with Disabilities Act, the Family and Medical Leave Act, Worker Adjustment and Retraining Notification Act, Equal Pay and Employee Retirement Income Security Act or under any applicable state or local laws or ordinances or any other legal restrictions on CABP's rights. I further agree not to file a claim or suit of any kind against CABP (or any company/subsidiary noted above) relating to my employment or to the termination of my employment or to participate voluntarily in any employment-related claim brought by any other party against CABP (or any company/subsidiary noted above).

                                                      EMPLOYEE INITIALS ________
                                                      CO. REP. INITIALS ________
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AGREEMENT & GENERAL RELEASE
JANUARY 19, 1998
PAGE 3


3. While I understand that I have had the following obligations since I began my employment with CABP, I confirm that I shall not disclose any of the Company's trade secrets or other confidential or restricted information and shall not make use of such trade secrets or confidential or restricted information in any fashion at any time. I also agree that I will not solicit or recruit any of CABP's current employees to work at or be associated with any company that might hire me in the future.

4. This Agreement and General Release does not constitute an admission of any kind by CABP, but is simply an accommodation which offers certain extra benefits to which I would not otherwise be entitled in return for my agreeing to and signing this document. I further understand and agree that if I breach a material term or condition of this Agreement and General Release, I automatically forfeit all these extra benefits and that CABP will be entitled to obtain from a court of competent jurisdiction a temporary restraining order and a permanent injunction prohibiting any further violation(s). If I violate this Agreement after receiving any of these benefits, I agree that I immediately will return those benefits to CABP. In any action brought to enforce any provisions of this Agreement, in addition to any other relief granted, the prevailing party shall recover its reasonable costs of enforcement including, but without limitations to costs and reasonable attorney fees incurred therein.

         I understand that I may have 21 days from the date of this document to consider this Agreement and have been advised by CABP to consult with an attorney and/or tax consultant if I so desire. I further agree not to voluntarily make the terms and conditions or the circumstances surrounding this Agreement known to anyone other than the attorney and/or tax consultant from whom I receive counseling, as referred to above, or, if I am married, to my spouse. However, before disclosing such information to these individuals, I will first obtain their agreement not to disclose such information.

         I understand that if I sign this Agreement and General Release, I will then have 7 days to cancel it in writing if I so choose. However, if I elect to cancel this Agreement, I understand I will not be entitled to any of these benefits. I realize this Agreement is not effective or enforceable until the 7-day period expires.


                                                      EMPLOYEE INITIALS ________
                                                      CO. REP. INITIALS ________
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AGREEMENT & GENERAL RELEASE
JANUARY 19, 1998
PAGE 4


5. CABP will not contest my claim for unemployment compensation insurance should I apply for it as a result of my separation from CABP; provided I file my claim for such benefits after the expiration of my salary continuation severance payments as defined in paragraph 1 above.

6. I acknowledge and accept that should I ever challenge this Agreement and General Release in a court of law at any time and should that challenge be upheld on my behalf by said court, I agree to immediately return to CABP all money paid to me by CABP under this Agreement and General Release.

7. You will be paid for all accrued, but unused, vacation for 1998 based on service with CABP at your current base salary.

8. You will be proffered continuation of insurance benefits in accordance with COBRA after the completion of your project and you leave the active payroll. While employed on your project, you will remain eligible for active benefits.

9. CABP will provide outplacement assistance through the Dallas office of Drake Beam Morin for a period not to exceed the duration of your salary continuation severance payments. Participation in outplacement may, at your option, begin immediately.

10. The terms and conditions of your participation in and the parameters of the project referred to this Agreement and General Release shall be as described in the attached Addendum, which is incorporated by reference herein.

11. Notwithstanding provisions in your stock option contract to the contrary, you may exercise within one (1) year of your last day of employment your vested CABP stock options - 41,667 of which shall be vested as of your last day of employment.

I acknowledge and represent by my signature below that I am entering into this Agreement freely and voluntarily and I am satisfied that I have been given sufficient opportunity to consider it. I have carefully read and understand all of the provisions of this Agreement. I understand that it sets forth the entire Agreement between CABP and me and I represent that no other statements, promises, or commitments of any kind, written or oral, have been made to me by CABP to cause me to accept it. I acknowledge acceptance of this Agreement by my signature below.

                                                      EMPLOYEE INITIALS ________
                                                      CO. REP. INITIALS ________
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AGREEMENT & GENERAL RELEASE
JANUARY 19, 1998
PAGE 5


 /s/ F. DIXON MCELWEE
-----------------------------------                   January 21, 1998
F. Dixon McElwee                                     -------------
                                                           Date


AGREED TO AND ACCEPTED ON BEHALF OF CABP:

 /s/ RONALD R. ROSS
-----------------------------------                   January 22, 1998
Ronald R. Ross, Chairman                             -------------
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AGREEMENT & GENERAL RELEASE
JANUARY 19, 1998
PAGE 6


                   ADDENDUM TO AGREEMENT AND GENERAL RELEASE
                       BETWEEN CABP AND F. DIXON MCELWEE
                            DATED JANUARY 9, 1998

1. This Addendum is incorporated by reference into the Agreement and General Release between CABP and F. Dixon McElwee dated January 19, 1998.

2. It is understood and agreed that employee will at all times use his best efforts to complete the below-described project within the time frame set by CABP. During his service on this project, employee will be entitled to receive his regular base salary as compensation.

3. It is understood and agreed that employee will perform his services in completing said project at a level of performance acceptable to CABP.

4. It is understood and agreed that CABP in its discretion may terminate at any time employee's employment and his participation in said project.

5. It is understood and agreed that should CABP terminate employee's participation in said project for any reason, other than for acts of dishonesty, said termination will immediately trigger employee's entitlement to salary continuation severance payments and other benefits described in Paragraphs 1 through 11 of the Agreement and General Release.

6.  General Outline Of Project and Employee's Responsibilities therein:

         o Employee will use his best efforts to continue to promote CABP's stock before the investment community and its shareholders, securing new analysts coverage from Robert Baird and obtaining a commitment for coverage from one of the following firms: DLJ, Smith Barney, Raymond James or Alex Brown.

         o Employee will work closely with Robinson-Humphrey, Dillion Reed, Wheat First, William McLay, J. C. Bradford and Hanifen-Imhoff in an effort to increase CABP's shareholder retail base as a means of moving towards achieving the minimum shareholder base for the Company's stock listing on the New York Stock Exchange. CABP currently has 1,200 shareholders. A NYSE listing currently requires 2,200 shareholders; or 500 shareholders and 1,000,000 in average share trading per month over the latest 12 months. CABP has a chance to qualify on the later front during January 1998. Employee will work closely with Wall Street Analysts to achieve the required trading volume of 695,000 shares in January, 1998 in order to effect CABP's move to the NYSE in February, 1998.

                                                      EMPLOYEE INITIALS ________
                                                      CO. REP. INITIALS ________
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AGREEMENT & GENERAL RELEASE
JANUARY 19, 1998
PAGE 7


         o Employee will use his best efforts to complete necessary senior public financing for CABP's Canadian subsidiary and new warehouse financing for Cameron Ashley Financial Services (CAFS) during the first quarter of 1998 at an interest rate and on terms agreeable to CABP's Chairman and Board of Directors.

         o Employee will use his best efforts to obtain necessary senior public financing for CABP at an interest rate and on terms agreeable to the CABP's Chairman and Board of Directors and/or begin work on a secondary stock offering during the first quarter of 1998.

         o Employee will use his best efforts to complete such other projects and/or tasks as assigned by CABP's Chairman.




                                                      EMPLOYEE INITIALS ________
                                                      CO. REP. INITIALS ________